EXHIBIT 3.1
THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF PORTLAND GENERAL ELECTRIC COMPANY
The Articles of Incorporation, as amended, of Portland General Electric Company (the "Corporation") are hereby amended and restated under 60.451 of the Oregon Business Corporation Act (the "Act"). The date of filing of the Corporation's Articles of Incorporation was July 25, 1930.

ARTICLE I.
Name
The name of the Corporation is:
Portland General Electric Company

ARTICLE II.
Duration
The Corporation shall exist perpetually.

ARTICLE III.
Purposes
The Corporation is organized for the following purposes:
1.To construct, purchase, lease, and otherwise acquire ownership of and improve, maintain, use and operate every type and kind of real and personal property for the generation, manufacture, production and furnishing of electric energy, and to use, furnish and sell to the public, including other corporations, towns, cities and municipalities, at wholesale and retail, electric energy.
2.To engage in any lawful activity for which corporations may be organized under the Act and any amendment thereto.
3.To engage in any lawful activity and to do anything in the operation of the Corporation or for the accomplishment of any of its purposes or for the exercise of any of its powers which shall appear necessary for or beneficial to the Corporation.
The authority conferred in this Article III shall be exercised consistently with the requirements of applicable state and federal laws and regulations governing the activities of a public utility.

ARTICLE IV.
Classes of Capital Stock
The amount of the capital stock of the Corporation is:
COMMON STOCK. Common Stock of the Corporation shall consist of a class without par value consisting of 160,000,000 shares.
PREFERRED STOCK. Preferred Stock of the Corporation shall consist of a class without par value consisting of 30,000,000 shares issuable in series as hereinafter provided.
A statement of the preferences, limitations, and relative rights of each class of the capital stock of the Corporation, namely, the Preferred Stock without par value and the Common Stock, of the variations and relative rights and preferences as between series of the Preferred Stock insofar as the same are fixed by these Amended and Restated Articles of Incorporation (these "Articles") and of the authority vested in the Board of Directors of the Corporation to establish series of Preferred Stock, and to fix and determine the variations in the relative rights and preferences as between series insofar as the same are not fixed by these Articles is as follows:
PREFERRED STOCK
(a) As used in these Articles, the term "Preferred Stock" shall mean the Preferred Stock without par value. The Preferred Stock may be divided into and issued in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series of the Preferred Stock and all other classes of capital stock of the Corporation. To the extent that these Articles shall not have established series of the Preferred Stock and fixed and determined the variations in the relative rights and preferences as between series, the Board of Directors shall have authority, and is hereby expressly vested with authority, to divide the Preferred Stock into series and, with the limitations set forth in these Articles and such limitations as may be provided by law, to fix and determine the relative rights and preferences of any series of the Preferred Stock so established. Such action by the Board of Directors shall be expressed in a resolution or resolutions adopted by it prior to the issuance of shares of each series, which resolution or resolutions shall also set forth the distinguishing designation of the particular series of the Preferred Stock established thereby. Without limiting the generality of the foregoing, authority is hereby expressly vested in the Board of Directors to fix and determine with respect to any series of the Preferred Stock:
(1) The rate of dividend;
(2) The price at which and the terms and conditions on which shares may be sold or redeemed;
(3) The amount payable upon shares in the event of voluntary liquidation and the amount payable in the event of involuntary liquidation, but such involuntary liquidation amount shall not exceed the price at which the shares may be sold as fixed in the resolution or resolutions creating the series;
(4) Sinking fund provisions for the redemption or purchase of shares; and
(5) The terms and conditions on which shares may be converted.

All shares of the Preferred Stock of the same series shall be identical except that shares of the same series issued at different times may vary as to the dates from which dividends thereon shall be cumulative; and all shares of the Preferred Stock, irrespective of series, shall constitute one and the same class of stock, shall be of equal rank, and shall be identical except as to the designation thereof, the date or dates from which dividends on shares thereof shall be cumulative, and the relative rights and preferences set forth above in clauses (1) through (5) of this subdivision (a), as to which there may be variations between different series. Except as may be otherwise provided by law, by subdivision (g) of this Article IV, or by the resolutions establishing any series of Preferred Stock in accordance with the foregoing provisions of this subdivision (a), whenever the presence, written consent, affirmative vote, or other action on the part of the holders of the Preferred Stock may be required for any purpose, such consent, vote or other action shall be taken by the holders of the Preferred Stock as a single body irrespective of series and shall be determined by weighing the vote cast for each share so as to reflect the involuntary liquidation amount fixed in the resolution or resolutions creating the series, such that each share shall have one vote per $100 of involuntary liquidation value.
(b) The holders of shares of the Preferred Stock of each series shall be entitled to receive dividends, when and as declared by the Board of Directors, out of any funds legally available for the payment of dividends, at the annual rate fixed and determined with respect to each series in accordance with subdivision (a) of this Article IV, and no more, payable quarterly on the first days of January, April, July and October in each year or on such other date or dates as the Board of Directors shall determine. Such dividends shall be cumulative in the case of shares of each series either from the date of issuance of shares of such series or from the first day of the current dividend period within which shares of such series shall be issued, as the Board of Directors shall determine, so that if dividends on all outstanding shares of each particular series of the Preferred Stock, at the annual dividend rates fixed and determined by the Board of Directors for the respective series, shall not have been paid or declared and set apart for payment for all past dividend periods and for the then current dividend periods, the deficiency shall be fully paid or dividends equal thereto declared and set apart for payment at said rates before any dividends on the Common Stock shall be paid or declared and set apart for payment. In the event more than one series of the Preferred Stock shall be outstanding, the Corporation, in making any dividend payment on the Preferred Stock, shall make payments ratably upon all outstanding shares of the Preferred Stock in proportion to the amount of dividends accumulated thereon to the date of such dividend payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.
(c) In the event of any dissolution, liquidation or winding up of the Corporation, before any distribution or payment shall be made to the holders of the Common Stock, the holders of the Preferred Stock of each series then outstanding shall be entitled to be paid out of the net assets of the Corporation available for distribution to its shareholders the respective involuntary liquidation amount for each share as fixed and determined with respect to each series in accordance with subdivision (a) of this Article IV, plus in all cases unpaid accumulated dividends thereon, if any, to the date of payment, and no more, unless such dissolution, liquidation or winding up shall be voluntary, in which event the amount which such holders shall be entitled so to be paid shall be the respective voluntary liquidation amounts per share fixed and determined with respect to each series in accordance with subdivision (a) of this Article IV, and no more. If upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of all outstanding shares of Preferred Stock of all series the full amounts to which they shall be respectively entitled as aforesaid, the entire net assets of the Corporation available for distribution shall be distributed ratably to the holders of all outstanding shares of Preferred Stock of all series in proportion to the amounts to which they shall be respectively so entitled. For the purposes of this subdivision (c), any dissolution, liquidation or winding up which may arise out of or result from the condemnation or purchase of all or a major portion of the properties of the Corporation by (1) the United States Government or any authority, agency or instrumentality thereof, (2) a State of the United States or any political subdivision, authority, agency or instrumentality thereof, or (3) a district, cooperative or other association or entity not organized for profit, shall be deemed to be an involuntary dissolution, liquidation or winding up; and a consolidation, merger or amalgamation of the Corporation with or into any other corporation or corporations shall not be deemed to be a dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary.
(d) Subject to the limitations set forth in subdivision (c) of Article V, the Preferred Stock of all series, or of any series thereof, or any part of any series thereof, at any time outstanding, may be redeemed by the Corporation, at its election expressed by resolution of the Board of Directors, at any time or from time to time, at the then applicable redemption price fixed and determined with respect to each series in accordance with subdivision (a) of this Article IV. If less than all of the shares of any series are to be redeemed, the redemption shall be made either pro rata or by lot in such manner as the Board of Directors shall determine.
In the event the Corporation shall so elect to redeem shares of the Preferred Stock, notice of the intention of the Corporation to do so and of the date and place fixed for redemption shall be mailed not less than thirty days before the date fixed for redemption to each holder of shares of the Preferred Stock to be redeemed at his address as it shall appear on the books of the Corporation, and on and after the date fixed for redemption and specified in such notice (unless the Corporation shall default in making payment of the redemption price), such holders shall cease to be shareholders of the Corporation with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares, excepting only the right to receive the redemption price therefor from the Corporation on the date fixed for redemption, without interest, upon endorsement, if required, and surrender of their certificates for such shares.
Contemporaneously with the mailing of notice of redemption of any shares of the Preferred Stock as aforesaid or at any time thereafter on or before the date fixed for redemption, the Corporation may, if it so elects, deposit the aggregate redemption price of the shares to be redeemed with any bank or trust company doing business in the City of New York, N. Y., the City of Chicago, Illinois, the City of San Francisco, California, or the City of Portland, Oregon, having a capital and surplus of at least $5,000,000, named in such notice, payable on the date fixed for redemption in the proper amounts to the respective holders of the shares to be redeemed, upon endorsement, if required, and surrender of their certificates for such shares, and on and after the making of such deposit such holders shall cease to be shareholders of the Corporation with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares, excepting only the right to exercise such redemption or exchange rights, if any, on or before the date fixed for redemption as may have been provided with respect to such shares or the right to receive the redemption price of their shares from such bank or trust company on the date fixed for redemption, without interest, upon endorsement, if required, and surrender of their certificates for such shares.

If the Corporation shall have elected to deposit the redemption moneys with a bank or trust company as permitted by this subdivision (d), any moneys so deposited which shall remain unclaimed at the end of six years after the redemption date shall be repaid to the Corporation, and upon such repayment holders of Preferred Stock who shall not have made claim against such moneys prior to such repayment shall be deemed to be unsecured creditors of the Corporation for an amount, without interest, equal to the amount they would theretofore have been entitled to receive from such bank or trust company. Any redemption moneys so deposited which shall not be required for such redemption because of the exercise, after the date of such deposit, of any right of conversion or exchange or otherwise, shall be returned to the Corporation forthwith. The Corporation shall be entitled to receive any interest allowed by any bank or trust company on any moneys deposited with such bank or trust company as herein provided, and the holders of any shares called for redemption shall have no claim against any such interest.
Except as set forth in subdivision (c) of Article V, nothing herein contained shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Preferred Stock.
(e) The holders of shares of the Preferred Stock shall have no right to vote in the election of directors or for any other purpose except as may be otherwise provided by law, by subdivisions (f), (g) and (h) of this Article IV, or by resolutions establishing any series of Preferred Stock in accordance with subdivision (a) of this Article IV. Holders of Preferred Stock shall be entitled to notice of each meeting of shareholders at which they shall have any right to vote, but shall not be entitled to notice of any other meeting of shareholders.
(f) If at any time dividends payable on any share or shares of Preferred Stock shall be in arrears in an amount equal to four full quarterly dividends or more per share, a default in preferred dividends for the purpose of this subdivision (f) shall be deemed to have occurred, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all unpaid accumulated dividends on all shares of Preferred Stock shall have been paid to the last preceding dividend period. If and whenever a default in preferred dividends shall occur, a special meeting of shareholders of the Corporation shall be held for the purpose of electing directors upon the written request of the holders of at least 10% of the Preferred Stock then outstanding. Such meeting shall be called by the secretary of the Corporation upon such written request and shall be held at the earliest practicable date upon like notice as that required for the annual meeting of shareholders of the Corporation and at the place for the holding of such annual meeting. If notice of such special meeting shall not be mailed by the secretary within thirty days after personal service of such written request upon the secretary of the Corporation or within thirty days of mailing the same in the United States of America by registered mail addressed to the secretary at the principal office of the Corporation, then the holders of at least 10% of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting and the person so designated may call such meeting upon like notice as that required for the annual meeting of shareholders and to be held at the place for the holding of such annual meeting. Any holder of Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing a meeting of shareholders to be called pursuant to the foregoing provisions of this paragraph.
At any such special meeting, or at the next annual meeting of shareholders of the Corporation for the election of directors and at each other meeting, annual or special, for the election of directors held thereafter (unless at the time of any such meeting such default in preferred dividends shall no longer exist), the holders of the outstanding Preferred Stock, voting separately as herein provided, shall have the right to elect the smallest number of directors which shall constitute at least one-fourth of the total number of directors of the Corporation, or two directors, whichever shall be the greater, and the holders of the outstanding shares of Common Stock, voting as a class, shall have the right to elect all other members of the Board of Directors, anything herein or in the Bylaws of the Corporation to the contrary notwithstanding. The terms of office, as directors, of all persons who may be directors of the Corporation at any time when such special right to elect directors shall become vested in the holders of the Preferred Stock shall terminate upon the election of any new directors to succeed them as aforesaid.
At any meeting, annual or special, of the Corporation, at which the holders of Preferred Stock shall have the special right to elect directors as aforesaid, the presence in person or by proxy of the holders of a majority of the Preferred Stock then outstanding shall be required to constitute a quorum of such stock for the election of directors, and the presence in person or by proxy of the holders of a majority of the Common Stock then outstanding shall be required to constitute a quorum of such stock for the election of directors; provided, however, that the absence of a quorum of the holders of either stock shall not prevent the election at any such meeting or adjournment thereof of directors by the other stock if the necessary quorum of the holders of such other stock shall be present at such meeting or any adjournment thereof; and, provided further, that in the absence of a quorum of holders of either stock a majority of the holders of such stock who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such stock from time to time, without notice other than announcement at the meeting, until the requisite quorum of holders of such stock shall be present in person or by proxy, but no such adjournment shall be made to a date beyond the date for the mailing of the notice of the next annual meeting of shareholders of the Corporation or special meeting in lieu thereof.
So long as a default in preferred dividends shall exist, any vacancy in the office of a director elected by the holders of the Preferred Stock may be filled at any meeting of shareholders, annual or special, for the election of directors held thereafter, and a special meeting of shareholders, or of the holders of shares of the Preferred Stock, may be called for the purpose of filling any such vacancy. So long as a default in preferred dividends shall exist, any vacancy in the office of a director elected by the holders of the Common Stock may be filled by majority vote of the remaining directors elected by the holders of Common Stock.
If and when the default in preferred dividends which permitted the election of directors by the holders of the Preferred Stock shall cease to exist, the holders of the Preferred Stock shall be divested of any special right with respect to the election of directors, and the voting power of the holders of the Preferred Stock and of the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the Preferred Stock were not paid in full, subject to revesting in the event of each and every subsequent like default in preferred dividends. Upon the termination of any such special right, the terms of office of all persons who may have been elected directors by vote of the holders of the Preferred Stock pursuant to such special right shall forthwith terminate, and the resulting vacancies shall be filled by the majority vote of the remaining directors.

(g) So long as any shares of the Preferred Stock shall be outstanding, the Corporation shall not without the written consent or affirmative vote of the holders of at least two-thirds of the Preferred Stock then outstanding, (1) create or authorize any new stock ranking prior to the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, or (2) amend, alter or repeal any of the express terms of the Preferred Stock then outstanding in a manner substantially prejudicial to the holders thereof. Notwithstanding the foregoing provisions of this subdivision (g), if any proposed amendment, alteration or repeal of any of the express terms of any outstanding shares of the Preferred Stock would be substantially prejudicial to the holders of shares of one or more, but not all, of the series of the Preferred Stock, only the written consent or affirmative vote of the holders of at least two-thirds of the total number of outstanding shares of all series so affected shall be required. Any affirmative vote of the holders of the Preferred Stock, or of any one or more series thereof, which may be required in accordance with the foregoing provisions of this subdivision (g), upon a proposal to create or authorize any stock ranking prior to the Preferred Stock or to amend, alter or repeal the express terms of outstanding shares of the Preferred Stock or of any one or more series thereof in a manner substantially prejudicial to the holders thereof may be taken at a special meeting of the holders of the Preferred Stock or of the holders of one or more series thereof called for the purpose, notice of the time, place and purposes of which shall have been given to the holders of the shares of the Preferred Stock entitled to vote upon any such proposal, or at any meeting, annual or special, of the shareholders of the Corporation, notice of the time, place and purposes of which shall have been given to holders of shares of the Preferred Stock entitled to vote on such a proposal.
(h) So long as any shares of the Preferred Stock shall be outstanding, the Corporation shall not, without the written consent or affirmative vote of the holders of at least a majority of the Preferred Stock then outstanding:
(1) issue any shares of Preferred Stock, or of any other class of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, unless (a) the net income of the Corporation available for the payment of dividends for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance of such shares (including, in any case in which such shares are to be issued in connection with the acquisition of new property, the net income of the property so to be acquired, computed on the same basis as the net income of the Corporation) is at least equal to two times the annual dividend requirements on all shares of the Preferred Stock, and on all shares of all other classes of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, which will be outstanding immediately after the issuance of such shares, including the shares proposed to be issued, and (b) the gross income (defined as the sum of net income and interest charges, to securities evidencing indebtedness deducted in arriving at such net income) of the Corporation available for the payment of interest for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance of such shares (including, in any case in which such shares are to be issued in connection with the acquisition of new property, the gross income, as heretofore defined, of the property so to be acquired, computed on the same basis as the gross income, as heretofore defined, of the Corporation) is at least equal to one and one-half times the aggregate of the annual interest requirements on all securities evidencing indebtedness of the Corporation, and the annual dividend requirements on all shares of the Preferred Stock and on all shares of all other classes of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, which will be outstanding immediately after the issuance of such shares, including the shares proposed to be issued; or
(2) issue any shares of the Preferred Stock, or of any other class of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, unless the aggregate of the capital of the Corporation applicable to the Common Stock and the surplus of the Corporation (paid-in, earned or other, if any) shall be not less than the aggregate amount payable on the involuntary dissolution, liquidation, or winding up of the Corporation on all shares of the Preferred Stock, and on all shares of all other classes of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, which will be outstanding immediately after the issuance of such shares, including the shares proposed to be issued; provided, however, that if, for the purposes of meeting the requirements of this subparagraph (2), it shall become necessary to take into consideration any surplus of the Corporation, the Corporation shall not thereafter pay any dividends on shares of the Common Stock which would result in reducing the aggregate of the capital of the Corporation applicable to the Common Stock and the surplus of the Corporation to an amount less than the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Corporation, on all shares of the Preferred Stock and of any stock ranking prior to or on a parity with the Preferred Stock, as to dividends or upon dissolution, liquidation or winding up, at the time outstanding.
In any case where it would be appropriate, under generally accepted accounting principles, to combine or consolidate the financial statements of any predecessor or subsidiary of the Corporation with those of the Corporation, the foregoing computations may be made on the basis of such combined or consolidated financial statements. Any affirmative vote of the holders of the Preferred Stock which may be required in accordance with the foregoing provisions of this subdivision (h) may be taken at a special meeting of the holders of the Preferred Stock called for the purpose, notice of the time, place and purposes of which shall have been given to the holders of the outstanding shares of the Preferred Stock, or at any meeting, regular or special, of the shareholders of the Corporation, notice of the time, place and purposes of which shall have been given to the holders of the outstanding shares of the Preferred Stock.
COMMON STOCK
(i) Subject to the limitations set forth in subdivision (b) of this Article IV (and subject to the rights of any class of stock hereafter authorized) dividends may be paid upon the Common Stock when and as declared by the Board of Directors of the Corporation out of any funds legally available for the payment of dividends.
(j) Subject to the limitations set forth in subdivision (c) of this Article IV (and subject to the rights of any other class of stock hereafter authorized), upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be distributed ratably to the holders of the Common Stock.
(k) Subject to the limitations set forth in subdivisions (f), (g), and (h) of this Article IV (and subject to the rights of any class of stock hereafter created), and except as may be otherwise provided by law, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.
(l) Upon the issuance for money or other consideration of any shares of capital stock of the Corporation, or of any security convertible into capital stock of the Corporation, no holder of shares of the capital stock, irrespective of the class or kind thereof, shall have any preemptive or other right to subscribe for, purchase, or receive any proportionate or other amount of such shares of capital stock, or such security convertible into capital stock, proposed to be issued; and the Board of Directors may cause the Corporation to dispose of all or any of such shares of capital stock, or of any such security convertible into capital stock, as and when said Board may determine, free of any such right, either by offering the same to the Corporation's then shareholders or by otherwise selling or disposing of such shares or other securities, as the Board of Directors may deem advisable.
(m) The Corporation from time to time, with the approving vote of the holders of at least a majority of its then outstanding shares of Common Stock, may authorize additional shares of its capital stock, with or without nominal or par value, including shares of such other class or classes, and having such designations, preferences, rights, and voting powers, or restrictions or qualifications thereof, as may be approved by such vote and be stated in amended or restated articles of incorporation executed and filed in the manner provided by law.
(n) The provisions of subdivision (l) and of this subdivision (n) of this Article IV shall not be changed unless the holders of at least a majority of the outstanding shares of Common Stock shall consent thereto in writing, or by vote at a meeting in the notice of which action on the proposed change shall have been set forth.

ARTICLE V.
Designation of Series Preferred Stock
7.75% SERIES CUMULATIVE PREFERRED STOCK, WITHOUT PAR VALUE.
7.75% Series Cumulative Preferred Stock, Without Par Value of the Corporation shall consist of 300,000 shares. Such series of Preferred Stock is hereinafter referred to as "Preferred Stock of the First Series, Without Par Value." Shares of Preferred Stock of the First Series, Without Par Value shall have the following relative rights and preferences in addition to those fixed in Article IV above:
(a)The rate of dividend payable upon shares of Preferred Stock of the First Series, Without Par Value shall be 7.75 percent per annum. Dividends upon shares of Preferred Stock of the First Series, Without Par Value shall be cumulative from the date of original issue and shall be payable on the 15th day of January, April, July and October of each year thereafter.
(b)Subject to the provisions of subdivision (d) of Article IV of the Articles, prior to June 15, 2002, and prior to June 15 in each year thereafter until June 15, 2006, so long as any of the Preferred Stock of the First Series, Without Par Value shall remain outstanding, the Corporation shall deposit with its Transfer Agent, as a Sinking Fund for the Preferred Stock of the First Series, Without Par Value, an amount sufficient to redeem a minimum of 15,000 shares of the Preferred Stock of the First Series, Without Par Value, plus an amount equal to dividends accrued thereon to each such June 15 and, in addition, the Corporation may, at its option, prior to each such June 15, deposit an amount sufficient to retire through the operation of the Sinking Fund not more than 15,000 additional shares of Preferred Stock of the First Series, Without Par Value, but the right to make such optional deposit shall not be cumulative and shall not reduce any subsequent mandatory Sinking Fund payment for the Preferred Stock of the First Series, Without Par Value, and prior to June 15, 2007 the Corporation shall deposit with its Transfer Agent, as the final Sinking Fund payment, an amount sufficient to redeem all shares of the Preferred Stock of the First Series, Without Par Value outstanding on June 15, 2007. The Corporation shall not declare or pay or set apart for, or make or order any other distribution in respect of, or purchase or otherwise acquire for value any shares of, the Common Stock of the Corporation, or any class of stock as to which the Preferred Stock of the Corporation has priority as to payments of dividends, unless all amounts required to be paid or set aside for any Sinking Fund payment to retire shares of the Preferred Stock of the First Series, Without Par Value, shall have been paid or set aside. The Corporation's Transfer Agent shall, in accordance with the provisions set forth herein, apply the moneys in the Sinking Fund to redeem (i) pro rata, or by lot if so determined by the Board of Directors, on June 15, 2002, and on June 15 in each year thereafter until June 15, 2006, shares of the Preferred Stock of the First Series, Without Par Value, and (ii) on June 15, 2007 all outstanding shares of Preferred Stock of the First Series, Without Par Value, in each case at One Hundred Dollars ($100.00) per share plus dividends accrued to the date of redemption. The Corporation may, upon notice to its Transfer Agent prior to a date 45 days prior to June 15 in any year, commencing with the year 2002 through and including the year 2006, in which the Corporation shall be obligated to redeem shares of the Preferred Stock of the First Series, Without Par Value through the operation of the Sinking Fund, elect to reduce its obligation in respect of the redemption of shares required to be redeemed pursuant to the Sinking Fund by directing that any shares of the Preferred Stock of the First Series, Without Par Value previously purchased by the Corporation (other than shares purchased pursuant to the operation of the Sinking Fund or previously applied as a credit against the Sinking Fund) shall be applied as a credit, in whole or in part, in an amount equal to the aggregate liquidation value of the shares so applied, against the aggregate liquidation value of the shares required to be redeemed in such year pursuant to the operation of the Sinking Fund.
(b)    The Preferred Stock of the First Series, Without Par Value shall not be subject to redemption, except pursuant to the Sinking Fund established for such Series.
(c)    In the event of (i) any voluntary dissolution, liquidation or winding up of the Corporation, holders of the Preferred Stock of the First Series, Without Par Value shall be entitled to be paid out of the net assets of the Corporation available for distribution to its shareholders One Hundred Dollars ($100.00) per share, plus unpaid accumulated dividends thereon, if any, to the date of payment, and no more, and (ii) any involuntary dissolution, liquidation or winding up of the Corporation, holders of the Preferred Stock of the First Series, Without Par Value shall be entitled to be paid out of the net assets of the Corporation One Hundred Dollars ($100.00) per share, plus unpaid accumulated dividends thereon, if any, to the date of payment, and no more.

ARTICLE VI.
Vacancy on Board of Directors
Any vacancy occurring on the Board of Directors, including a vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of directors then in office, although less than a quorum, provided that so long as a default in preferred dividends shall exist, any vacancy in the office of a director elected by the holders of the Preferred Stock may be filled only as provided in subdivision (f) of Article IV.

ARTICLE VII.
Limitation of Liability
To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. No amendment or repeal of this provision shall adversely affect any right or protection of a director existing at the time of such amendment or repeal. No change in the law shall reduce or eliminate the right and protections applicable at the time this provision became effective unless the change in law shall specifically require such reduction or elimination. If the law is amended, after this Article VII shall become effective, to authorize corporate action further eliminating or limiting the personal liability of directors, officers, employees or agents of the Corporation, then the liability of directors, officers, employees or agents of the Corporation shall be eliminated or limited to the fullest extent permitted by the law, as so amended.

ARTICLE VIII.
Indemnification
The Corporation may indemnify to the fullest extent permitted by law any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit, or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974, as amended, with respect to any employee benefit plan of the Corporation or any of its subsidiaries, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. Any indemnification provided pursuant to this Article VIII shall not be exclusive of any rights to which the person indemnified may otherwise be entitled under any provision of articles of incorporation, bylaws, agreement, statute, policy of insurance, vote of shareholders or Board of Directors, or otherwise.

ARTICLE IX.
Shareholder Action Without a Meeting
Except as otherwise provided under these Articles of Incorporation and applicable law, and subject to restrictions on the taking of shareholder action without a meeting under applicable law or rules of a national securities association or exchange, action required or permitted by the Act to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shareholders entitled to vote on the action were present and voted.

ARTICLE X.
Majority Voting in Uncontested Elections
Except as otherwise provided under these Articles of Incorporation and applicable law, in any election of directors of the Corporation at a meeting of shareholders at which a quorum is present, each director shall be elected if the number of votes cast “for” the director exceeds the number of votes cast “against” the director; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the Corporation’s definitive proxy statement for such meeting.

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